Exhibit 99.2

AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

TMP Worldwide Inc. ("TMPW") and Andrew J. McKelvey ("Employee") are parties to an Employment Agreement, dated as of November 15, 1996, as amended pursuant to Amendment No. 1 to Employment Agreement dated November 4, 1998 and Amendment No. 2 to Employment Agreement dated May 1, 1999 (collectively, the "Employment Agreement"), and by virtue of this Amendment No. 3 to Employment Agreement (the "Amendment Agreement"), are modifying certain terms of the Employment Agreement.

The parties hereby agree as follows:

1.             The clause of Section 1.3 of the Employment Agreement stating “shall continue through and until November 14, 2001 (the "Initial Employment Period”)” is hereby amended to read “shall continue through and until May 15, 2005 (the "Initial Employment Period”)”.

2.             The clause of Section 2.1 of the Employment Agreement stating “a base salary at a rate of five hundred thousand ($500,000) per annum (the “Base Salary”)” is hereby amended to read “a base salary at a rate of two hundred thousand ($200,000) per annum (the “Base Salary”)”.

3.             Section 2.3 of the Employment Agreement is revised to read in its entirety as follows:

“2.3 Stock Options.  During the Employment Period, Employee shall be eligible to receive such stock options, if any, as the Compensation Committee of the Board may grant in its sole and absolute discretion.”

4.             The references in Section 4.6 to “1633 Broadway, 33rd Floor, New York, NY 10019” are hereby revised to read “622 Third Avenue, 39th Floor, New York, NY 10017.”

5.             The Employment Agreement, as amended by this Amendment Agreement, is hereby ratified and confirmed and remains in full force and effect.

The parties hereto have executed this Amendment Agreement on May 30, 2002.

TMP WORLDWIDE INC.

By:	/s/ Myron Olesnyckyj
	By:	Myron Olesnyckyj
	Title:	Senior Vice President-General Counsel

/s/ Andrew J. McKelvey
Andrew J. McKelvey